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                                                                     EXHIBIT 4.7

                            CENTURA SOFTWARE CORPORATION

                     NOTICE OF NONSTATUTORY STOCK OPTION GRANT

Scott Broomfield
1921 Adelaide Way
San Jose, California  95124

     You have been granted an option to purchase Common Stock of Centura Software Corporation (the "Company"), as follows:

     Date of Grant                      11/06/97
                                        --------

     Vesting Commencement Date          11/06/97
                                        --------

     Exercise Price per Share           $1.9063
                                        -------

     Total Number of Shares Granted     750,000
                                        -------

     Total Exercise Price               $1,429,725
                                        ----------

     Expiration Date                    11/06/07
                                        --------

     Vesting Schedule:                  This Option may be exercised, in whole
                                        or in part, in accordance with the
                                        following schedule:

                                             25% on May 5th, 1998
                                             25% on November 5th, 1998
                                             25% on May 5th, 1999
                                             25% on November 5th, 1999

     Termination Period                 In the event of termination of the
                                        Employee, except for cause or
                                        resignation, all stock options for the
                                        affected Employee will fully vest and
                                        the Employee shall have the right to
                                        exercise the options for 5 years (but in no event later than the Expiration
                                        Date).

     Survivorship Rights                Survivorship rights shall exist for the
                                        above Employee.  The rights of the
                                        Employee shall extend to his/her estate
                                        or designee, in the event of death.

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     Change In Control                  100 % of the shares subject to this
                                        Option shall become exercisable upon the occurrence of any of the following events:

                                        All or substantially all of the assets
                                        of the Company are sold, exchanged or
                                        otherwise transferred in one or more
                                        transactions;

                                        The Company is merged or consolidated
                                        with or into another corporation with
                                        the effect that the common stockholders
                                        immediately prior to such merger or
                                        consolidation hold less than 75% of the
                                        ordinary voting power of the outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation;

                                        A person or group (such as term is used
                                        in rule 13d-5 under the Securities and
                                        Exchange Act of 1934) shall, as a result of the tender or exchange offer, open market purchases, merger, private placement or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of rule 13d-5 under the Securities and Exchange Act of
                                        1934) of securities having 25% or more
                                        of the voting power of then outstanding
                                        securities of the Company or ownership
                                        by Newport Acquisition Company No 2
                                        (LLC) ("NAC"), or NAC in combination
                                        with any of its affiliates or members,
                                        including without limitation those
                                        parties set forth on Schedule 1 to the
                                        Investors Rights Agreement between the
                                        Company and NAC dated February 27, 1998, shall exceed 50% of the voting power of then outstanding securities of the Company.


                                       -2-

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By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions stated above.

OPTIONEE:                               CENTURA SOFTWARE CORPORATION



                                        By:
------------------------------             ------------------------------
Signature

                                        Title:
------------------------------                ---------------------------
Print Name


                                       -3-

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                            CENTURA SOFTWARE CORPORATION

                        NONSTATUTORY STOCK OPTION AGREEMENT

     1. GRANT OF OPTION. Centura Software Corporation, a California corporation (the "COMPANY"), hereby grants to the Optionee named in the Notice of Stock Option Grant attached to this Agreement ("OPTIONEE"), an option (the "OPTION") to purchase the total number of shares of Common Stock (the "SHARES") set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "EXERCISE PRICE") subject to the terms, definitions and provisions of this Nonstatutory Stock Option Agreement (the "Agreement").

          This Option is intended to be a Nonstatutory Stock Option.

     2. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant as follows:

          (a)  RIGHT TO EXERCISE.

               (i) This Option may not be exercised for a fraction of a share.

               (ii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitations contained in paragraph
(iii) below.

               (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Stock Option Grant.

          (b)  METHOD OF EXERCISE.

               (i) This Option shall be exercisable by delivering to the Company a written notice of exercise (in the form attached as EXHIBIT A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares of Common Stock as may be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

               (ii) As a condition to the exercise of this Option, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

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               (iii)  No Shares will be issued pursuant to the exercise of an
Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

     3. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company an investment representation statement in customary form, a copy of which is available for Optionee's review from the Company upon request.

     4. METHOD OF PAYMENT. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:
(a) cash; (b) check; (c) surrender of other Shares of Common Stock of the Company that (i) either have been owned by Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (d) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised; or (e) if there is a public market for the Shares and they are registered under the Securities Act, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price.

     5. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("REGULATION G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6. TERMINATION OF RELATIONSHIP. In the event of termination of Optionee's employment or consulting relationship with the Company, Optionee may, to the extent otherwise so entitled at the date of such termination (the "TERMINATION DATE"), exercise this Option during the Termination Period set out in the Notice of Stock Option Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified in the Notice of Stock Option Grant, the Option shall terminate.

     7. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's employment or consulting relationship with the Company

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as a result of total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), Optionee may, but only within five (5) years from the date of termination of such relationship (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified in this Agreement, the Option shall terminate.

     8.   DEATH OF OPTIONEE.  In the event of the death of Optionee:

          (a) during the term of this Option and while an employee or consultant of the Company and having been an employee or consultant of the Company since the date of grant of the Option, the Option may be exercised, at any time within five (5) years following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in
Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, including by an officer of High Technology Capital Management, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained as an employee of the Company three (3) months after the date of death; or

          (b) within thirty (30) days after the termination of Optionee's employment or consulting relationship with the Company, the Option may be exercised, at any time within five (5) years following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The designation of a beneficiary does not constitute a transfer. An Option may be exercised during the lifetime of Optionee only by Optionee or a transferee permitted by this section. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     10. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the terms of this Option.

     11. NO ADDITIONAL EMPLOYMENT RIGHTS. Optionee understands and agrees that the vesting of Shares pursuant to the Vesting Schedule is earned only by continuing as an employee or consultant of the Company at the will of the Company (not through the act of being hired, being granted this Option or acquiring Shares under this Agreement). Optionee further acknowledges and agrees that nothing in this Agreement shall confer upon Optionee any right with respect to continuation as an employee or consultant of the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

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     12.  TAX CONSEQUENCES.  Optionee acknowledges that he or she has read the brief summary set forth below of certain federal tax consequences of exercise of this Option and disposition of the Shares under the law in effect as of the date of grant. OPTIONEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) EXERCISE OF NONSTATUTORY STOCK OPTION. Optionee may incur regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. In addition, if Optionee is an employee of the Company, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (b) DISPOSITION OF SHARES. Gain realized on the disposition of Shares will be treated as long-term or short-term capital gain depending on whether or not the disposition occurs more than one year after the exercise date.

     13. SIGNATURE. This Stock Option Agreement shall be deemed executed by the Company and Optionee upon execution by such parties of the Notice of Stock Option Grant attached to this Stock Option Agreement.


                     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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                                     EXHIBIT A

                                 NOTICE OF EXERCISE

To:       Centura Software Corporation
Attn:     Stock Option Administrator
Subject:  NOTICE OF INTENTION TO EXERCISE NONSTATUTORY STOCK OPTION

     This is official notice that the undersigned ("OPTIONEE") intends to exercise Optionee's option to purchase __________ shares of Centura Software Corporation Common Stock, under and pursuant to the Nonstatutory Stock Option Agreement dated ___________, as follows:

     Grant Number:
                         --------------------------------

     Date of Purchase:
                         --------------------------------

     Number of Shares:
                         --------------------------------

     Purchase Price:
                         --------------------------------

     Method of Payment
     of Purchase Price:
                         --------------------------------

Social Security No.:
                      --------------------------------

The shares should be issued as follows:

     Name:
               -------------------------
     Address:
               -------------------------

               -------------------------

               -------------------------
     Signed:
               -------------------------
     Date:
               -------------------------